EXHIBIT 10.6

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                          BREMER FINANCIAL CORPORATION

               $46,000,000 8.27% Series A Senior Notes, Tranche 1

                              due November 1, 2004

                                       and

               $19,000,000 8.47% Series A Senior Notes, Tranche 2

                              due November 1, 2006

                             NOTE PURCHASE AGREEMENT

                                ----------------




                          DATED AS OF NOVEMBER 1, 1999

================================================================================

                                TABLE OF CONTENTS

SECTION                                                HEADING                                                   PAGE
SECTION 1.                 AUTHORIZATION OF NOTES.................................................................1


SECTION 2.                 SALE AND PURCHASE OF NOTES.............................................................1

       Section 2.1.        Series A Notes.........................................................................1
       Section 2.2.        Additional Series of Notes.............................................................2

SECTION 3.                 CLOSING................................................................................3


SECTION 4.                 CONDITIONS TO CLOSING..................................................................3

       Section 4.1.        Representations and Warranties.........................................................3
       Section 4.2.        Performance; No Default................................................................3
       Section 4.3.        Compliance Certificates................................................................3
       Section 4.4.        Opinions of Counsel....................................................................4
       Section 4.5.        Purchase Permitted by Applicable Law...................................................4
       Section 4.6.        Related Transactions...................................................................4
       Section 4.7.        Payment of Special Counsel Fees........................................................4
       Section 4.8.        Private Placement Number...............................................................4
       Section 4.9.        Changes in Corporate Structure.........................................................4
       Section 4.10.       Proceedings and Documents..............................................................5

SECTION 5.                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................5

       Section 5.1.        Organization; Power and Authority......................................................5
       Section 5.2.        Authorization, Etc.....................................................................5
       Section 5.3.        Disclosure.............................................................................5
       Section 5.4.        Organization and Ownership of Shares of Subsidiaries; Affiliates.......................6
       Section 5.5.        Financial Statements...................................................................6
       Section 5.6.        Compliance with Laws, Other Instruments, Etc...........................................7
       Section 5.7.        Governmental Authorizations, Etc.......................................................7
       Section 5.8.        Litigation; Observance of Statutes and Orders..........................................7
       Section 5.9.        Taxes..................................................................................7
       Section 5.10.       Title to Property......................................................................8
       Section 5.11.       Licenses, Permits, Etc.................................................................8
       Section 5.12.       Compliance with ERISA..................................................................8
       Section 5.13.       Private Offering by the Company........................................................9
       Section 5.14.       Use of proceeds; Margin Regulations....................................................9
       Section 5.15.       Existing Debt; Future Liens............................................................9
       Section 5.16.       Foreign Assets Control Regulations, Etc...............................................10
       Section 5.17.       Status under Certain Statutes.........................................................10
       Section 5.18.       Environmental Matters.................................................................10
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                                      -i-
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
       Section 5.19.       Computer 2000 Compliant...............................................................11

SECTION 6.                 REPRESENTATIONS OF THE PURCHASER......................................................11

       Section 6.1.        Purchase for Investment...............................................................11
       Section 6.2.        Source of Funds.......................................................................11

SECTION 7.                 INFORMATION AS TO COMPANY.............................................................13

       Section 7.1.        Financial and Business Information....................................................13
       Section 7.2.        Officer's Certificate.................................................................16
       Section 7.3.        Inspection............................................................................16

SECTION 8.                 PREPAYMENT OF THE NOTES...............................................................17

       Section 8.1.        No Required Prepayments...............................................................17
       Section 8.2.        Optional Prepayments with Make-Whole Amount...........................................17
       Section 8.3.        Allocation of Partial Prepayments.....................................................17
       Section 8.4.        Maturity; Surrender, Etc..............................................................17
       Section 8.5.        Purchase of Notes.....................................................................18
       Section 8.6.        Make-Whole Amount.....................................................................18
       Section 8.7.        Change in Control.....................................................................19

SECTION 9.                 AFFIRMATIVE COVENANTS.................................................................22

       Section 9.1.        Compliance with Law...................................................................22
       Section 9.2.        Insurance.............................................................................22
       Section 9.3.        Maintenance of Properties.............................................................22
       Section 9.4.        Payment of Taxes......................................................................22
       Section 9.5.        Corporate Existence, Etc..............................................................23

SECTION 10.                NEGATIVE COVENANTS....................................................................23

       Section 10.1.       Consolidated Tangible Net Worth.......................................................23
       Section 10.2.       Non-Performing Assets.................................................................23
       Section 10.3.       Limitations on Debt...................................................................23
       Section 10.4.       Limitation on Double Leverage.........................................................24
       Section 10.5.       Capitalization........................................................................24
       Section 10.6.       Limitation on Liens...................................................................24
       Section 10.7.       Mergers, Consolidations and Sales of Asset............................................25
       Section 10.8.       Dividend Restrictions.................................................................27
       Section 10.9.       Nature of Business....................................................................27
       Section 10.10.      Transactions with Affiliates..........................................................27
       Section 10.11.      Repurchase of Notes...................................................................27

SECTION 11.                EVENTS OF DEFAULT.....................................................................30
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                                      -ii-
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
SECTION 12.                REMEDIES ON DEFAULT, ETC..............................................................30

       Section 12.1.       Acceleration..........................................................................30
       Section 12.2.       Other Remedies........................................................................30
       Section 12.3.       Rescission............................................................................31
       Section 12.4.       No Waivers or Election of Remedies, Expenses, Etc.....................................31

SECTION 13.                REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.........................................31

       Section 13.1.       Registration of Notes.................................................................31
       Section 13.2.       Transfer and Exchange of Notes........................................................31
       Section 13.3.       Replacement of Notes..................................................................32

SECTION 14.                PAYMENTS ON NOTES.....................................................................32

       Section 14.1.       Place of Payment......................................................................32
       Section 14.2.       Home Office Payment...................................................................33

SECTION 15.                EXPENSES, ETC.........................................................................33

       Section 15.1.       Transaction Expenses..................................................................33
       Section 15.2.       Survival..............................................................................33

SECTION 16.                SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT..........................34


SECTION 17.                AMENDMENT AND WAIVER..................................................................34

       Section 17.1.       Requirements..........................................................................34
       Section 17.2.       Solicitation of Holders of Notes......................................................34
       Section 17.3.       Binding Effect, Etc...................................................................35
       Section 17.4.       Notes Held by Company, Etc............................................................35

SECTION 18.                NOTICES...............................................................................36


SECTION 19.                REPRODUCTION OF DOCUMENTS.............................................................36


SECTION 20.                CONFIDENTIAL INFORMATION..............................................................36


SECTION 21.                PAYMENTS DUE ON NON-BUSINESS DAYS.....................................................37


SECTION 22.                MISCELLANEOUS.........................................................................38

       Section 22.1.       Successors and Assigns................................................................38
       Section 22.2.       Severability..........................................................................38
       Section 22.3.       Construction..........................................................................38
       Section 22.4.       Counterparts..........................................................................38
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
       Section 22.5.       Governing Law.........................................................................38

Signature........................................................................................................39

SCHEDULE A                --     Information Relating To Purchasers

SCHEDULE B                --     Defined Terms

SCHEDULE 4.9              --     Changes in Corporate Structure

SCHEDULE 5.4              --     Subsidiaries of the Company and Ownership of Subsidiary Stock

SCHEDULE 5.5              --     Financial Statements

SCHEDULE 5.14             --     Use of Proceeds

SCHEDULE 5.15             --     Existing Debt

EXHIBIT 1-A               --     Form of 8.27% Series A Senior Note, Tranche 1
                                 due November 1, 2004

EXHIBIT 1-B               --     Form of 8.47% Series A Senior Note, Tranche 2
                                 due November 1, 2006

EXHIBIT 2                 --     Form of Supplement

EXHIBIT 4.4(a)            --     Form of Opinion of Special Counsel for the Company

EXHIBIT 4.4(b)            --     Form of Opinion of Special Counsel for the Purchasers

                          BREMER FINANCIAL CORPORATION
                        445 Minnesota Street, Suite 2000
                            St. Paul, Minnesota 55101


               $46,000,000 8.27% Series A Senior Notes, Tranche 1
                              due November 1, 2004

                                       and

               $19,000,000 8.47% Series A Senior Notes, Tranche 2
                              due November 1, 2006

                                                                     Dated as of
                                                                November 1, 1999

        TO THE PURCHASERS LISTED IN
                THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

         Bremer Financial Corporation, a Minnesota corporation (the "COMPANY"), agrees with the Purchasers listed in the attached Schedule A (the "PURCHASERS") to this Note Purchase Agreement (this "AGREEMENT") as follows:

SECTION 1.           AUTHORIZATION OF NOTES.

         The Company will authorize the issue and sale of (i) $46,000,000 aggregate principal amount of its 8.27% Series A Senior Notes, Tranche 1 due November 1, 2004 (the "TRANCHE 1 NOTES") and (ii) $19,000,000 aggregate principal amount of its 8.47% Series A Senior Notes, Tranche 2 due November 1, 2006 (the "TRANCHE 2 NOTES" and together with the Tranche 1 Notes, the "SERIES A NOTES"). The Series A Notes together with each Series of Additional Notes which may from time to time be issued pursuant to the provisions of Section 2.2 are collectively referred to as the "NOTES" (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Tranche 1 Notes and the Tranche 2 Notes shall be substantially in the forms set out in Exhibits 1-A and 1-B, respectively, with such changes therefrom, if any, as may be approved by the Purchasers and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2.           SALE AND PURCHASE OF NOTES.

         SECTION 2.1. SERIES A NOTES. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the

Company, at the Closing provided for in Section 3, Series A Notes in the principal amount specified opposite such Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of each Purchaser hereunder are several and not joint obligations and each Purchaser shall have no obligation and no liability to any Person for the performance or nonperformance by any other Purchaser hereunder.

         SECTION 2.2. ADDITIONAL SERIES OF NOTES. The Company may, from time to time, in its sole discretion but subject to the terms hereof, issue and sell one or more additional Series of its unsecured promissory notes under the provisions of this Agreement pursuant to a supplement (a "SUPPLEMENT") substantially in the form of Exhibit 2. Each additional Series of Notes (the "ADDITIONAL NOTES") issued pursuant to a Supplement shall be subject to the following terms and conditions:

                   (a) each Series of Additional Notes, when so issued, shall be differentiated from all previous Series by sequential alphabetical designation printed thereon;

                   (b) Additional Notes of the same Series may consist of more than one different and separate Tranches and may differ with respect to outstanding principal amounts, maturity dates, interest rates and premiums, if any, and price and terms of redemption or payment prior to maturity, but (unless otherwise provided in such Supplement) each such Series shall vote as a single class and constitute one Series;

                   (c) each Series of Additional Notes shall be dated the date of issue, bear interest at such rate or rates, mature on such date or dates, be subject to such mandatory and optional prepayment on the dates and at the premiums, if any, have such ranking and such additional or different conditions precedent to closing, such representations and warranties and such additional covenants as shall be specified in the Supplement under which such Additional Notes are issued and upon execution of any such Supplement, this Agreement shall be amended to reflect such additional covenants without further action on the part of the holders of the Notes outstanding under this Agreement, provided, that any such additional covenants shall inure to the benefit of all holders of Notes so long as any Additional Notes issued pursuant to such Supplement remain outstanding;

                   (d) each Series of Additional Notes issued under this Agreement shall be in substantially the form of Exhibit 1 to Exhibit 2 hereto with such variations, omissions and insertions as are necessary or permitted hereunder;

                   (e) the minimum principal amount of any Note issued under a Supplement shall be $100,000, except as may be necessary to evidence the outstanding amount of any Note originally issued in a denomination of $100,000 or more; and

                   (f) no Additional Notes shall be issued hereunder if at the time of issuance thereof and after giving effect to the application of the proceeds thereof, any Default or Event of Default shall have occurred and be continuing.

SECTION 3.           CLOSING.

         The sale and purchase of the Series A Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603 at 10:00 A.M. Chicago time, at a closing (the "CLOSING") on November 10, 1999 or on such other Business Day thereafter on or prior to December 15, 1999 as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Series A Notes of the Tranche to be purchased by such Purchaser in the form of a single Series A Note of such Tranche (or such greater number of Series A Notes of such Tranche in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds to Bremer Bank, N.A., South St. Paul, Minnesota, ABA #096010415 for credit to Account #86-067-6 for Bremer Financial Corporation. If at the Closing the Company shall fail to tender such Series A Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser's satisfaction, such Purchaser shall, at such Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4.           CONDITIONS TO CLOSING.

         The obligation of each Purchaser to purchase and pay for the Series A Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

         SECTION 4.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

         SECTION 4.2. PERFORMANCE; NO DEFAULT. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Series A Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 hereof had such Section applied since such date.

         SECTION 4.3.    COMPLIANCE CERTIFICATES.

                   (a) OFFICER'S CERTIFICATE. The Company shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

                   (b) SECRETARY'S CERTIFICATE. The Company shall have delivered to such Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Series A Notes and this Agreement.

         SECTION 4.4. OPINIONS OF COUNSEL. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Winthrop & Weinstine, P.A., counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or such Purchaser's counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to such Purchaser) and (b) from Chapman and Cutler, the Purchasers' special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

         SECTION 4.5. PURCHASE PERMITTED BY APPLICABLE LAW. On the date of the Closing each purchase of Series A Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which each Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance
Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject any Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by any Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

         SECTION 4.6. RELATED TRANSACTIONS. The Company shall have consummated the sale of the entire principal amount of the Series A Notes scheduled to be sold on the date of Closing pursuant to this Agreement.

         SECTION 4.7. PAYMENT OF SPECIAL COUNSEL FEES. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing, the fees, charges and disbursements of the Purchasers' special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

         SECTION 4.8. PRIVATE PLACEMENT NUMBER. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each Tranche of the Series A Notes.

         SECTION 4.9. CHANGES IN CORPORATE STRUCTURE. Except as specified in
Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any

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other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

        SECTION 4.10. PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and the Purchasers' special counsel, and such Purchaser and the Purchasers' special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or the Purchasers' special counsel may reasonably request.

SECTION 5.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to each Purchaser that:

         SECTION 5.1. ORGANIZATION; POWER AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Series A Notes and to perform the provisions hereof and thereof.

         SECTION 5.2. AUTHORIZATION, ETC. This Agreement and the Series A Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Series A Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 5.3. DISCLOSURE. The Company, through its agent, Banc of America Securities LLC, has delivered to each Purchaser a copy of a Private Placement Memorandum, dated September, 1999 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or in the financial statements listed in Schedule 5.5, since December 31, 1998, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any of its Subsidiaries except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum.

         SECTION 5.4. ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers.

         (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable (except that capital stock of Subsidiaries that are Wisconsin corporations are subject to assessment pursuant to Section 180.0622(2)(b) of the Wisconsin Business Corporation law, as judicially interpreted) and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

         (c) Each Significant Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Significant Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

         (d) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4, customary limitations imposed by corporate law statutes and applicable federal and state banking statutes or regulations) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

         (e) The Subsidiaries that are not Significant Subsidiaries would not, on a combined basis, comprise a Significant Subsidiary if the definition of "Significant Subsidiary" were modified by replacing "five percent" each place it appears in paragraphs (a), (b) and (c) of such definition with "10%".

         SECTION 5.5. FINANCIAL STATEMENTS. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

         SECTION 5.6. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by the Company of this Agreement and the Series A Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

         SECTION 5.7. GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Series A Notes.

         SECTION 5.8. LITIGATION; OBSERVANCE OF STATUTES AND ORDERS. (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.9. TAXES. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1994.

         SECTION 5.10. TITLE TO PROPERTY. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

         SECTION 5.11. LICENSES, PERMITS, ETC. (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others except for those conflicts, that, individually or in the aggregate, would not have a Material Adverse Effect.

         (b) To the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person.

         (c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

        SECTION 5.12. COMPLIANCE WITH ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

         (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFIT LIABILITIES" has the meaning specified in Section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meanings specified in Section 3 of ERISA.

         (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under
Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

         (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is recorded on the Company's balance sheet. The Company accrues the cost of these benefits during the employees' active service.

         (e) The execution and delivery of this Agreement and the issuance and sale of the Series A Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of each Purchaser's representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Series A Notes to be purchased by such Purchaser.

        SECTION 5.13. PRIVATE OFFERING BY THE COMPANY. Neither the Company nor anyone acting on its behalf has offered the Series A Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 40 other Institutional Investors, each of which has been offered the Series A Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series A Notes to the registration requirements of Section 5 of the Securities Act.

        SECTION 5.14. USE OF PROCEEDS; MARGIN REGULATIONS. The Company will apply the proceeds of the sale of the Series A Notes as set forth in Schedule
5.14. No part of the proceeds from the sale of the Series A Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 2% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 2% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation U.

        SECTION 5.15. EXISTING DEBT; FUTURE LIENS. (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of June 30, 1999, and describes any Material changes in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries since that date. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

         (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.6.

        SECTION 5.16. FOREIGN ASSETS CONTROL REGULATIONS, ETC. Neither the sale of the Series A Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

        SECTION 5.17. STATUS UNDER CERTAIN STATUTES. Neither the Company nor any Subsidiary is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

        SECTION 5.18. ENVIRONMENTAL MATTERS. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to each Purchaser in writing:

                   (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                   (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                   (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

        SECTION 5.19. COMPUTER 2000 COMPLIANT. The internal business and computer systems of the Company and its Subsidiaries will be year 2000 compliant in all Material respects in a timely manner and the advent of the year 2000 and its impact on said internal business and computer systems are not expected to have a Material Adverse Effect.

SECTION 6.           REPRESENTATIONS OF THE PURCHASER.

         SECTION 6.1. PURCHASE FOR INVESTMENT. Each Purchaser represents that it is purchasing the Series A Notes to be purchased by it for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser's or such pension or trust funds' property shall at all times be within such Purchaser's or such pension or trust funds' control. Each Purchaser understands that the Series A Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Series A Notes.

         SECTION 6.2. SOURCE OF FUNDS. Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by it to pay the purchase price of the Series A Notes to be purchased by it hereunder:

                   (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement for such Purchaser most recently filed with such Purchaser's state of domicile; or

                   (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                   (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

                   (d)     the Source is a governmental plan; or

                   (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

                   (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA; or

                   (g) the Source is an insurance company separate account maintained solely in connection with the fixed contractual obligations of the insurance company under which the amounts payable, or credited, to any employee benefit plan (or its related trust) and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account.

If any Purchaser or any Additional Purchaser or any subsequent transferee of the Notes indicates that such Purchaser or any Additional Purchaser or such transferee is relying on any representation contained in paragraph (b), (c) or
(e) above, the Company shall deliver on the date of issuance of such Notes and on the date of any applicable transfer a certificate, which shall either state that (i) it is neither a party in interest nor a "disqualified person" (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or (ii) with respect to any plan, identified pursuant to paragraph (c) above, neither it nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan. As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7.           INFORMATION AS TO COMPANY.

         SECTION 7.1. FINANCIAL AND BUSINESS INFORMATION. The Company shall deliver to each holder of Notes that is an Institutional Investor:

                   (a) QUARTERLY STATEMENTS -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                           (i) a consolidated balance sheet of the Company and
                  its Subsidiaries as at the end of such quarter,

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, and

                           (iii) financial statements of the Company only in the
                  form submitted to the Federal Reserve System on Form FR Y-9LP,

         setting forth, in the case of the statements referred to in clauses (i) and (ii) above, in comparative form the figures for the corresponding periods in the previous fiscal year, and, in each case, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from normal, recurring year-end adjustments, provided that, in the case of the statements referred to in clauses (i) and (ii) above, delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

                   (b) ANNUAL STATEMENTS -- within 120 days after the end of each fiscal year of the Company, duplicate copies of,

                           (i) a consolidated balance sheet of the Company and
                  its Subsidiaries, as at the end of such year, and

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                                     (A) an opinion thereon of independent
                           certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                                     (B) a certificate of such accountants
                           stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit),

         PROVIDED that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

                   (c) SEC AND OTHER REPORTS -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

                   (d) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in
         Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                   (e) ERISA MATTERS -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                            (i) with respect to any Plan, any reportable event,
                  as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                           (ii) the taking by the PBGC of steps to institute, or
                  the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                          (iii) any event, transaction or condition that could
                  result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                   (f) NOTICES FROM GOVERNMENTAL AUTHORITY -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

                   (g) SUPPLEMENTS -- promptly and in any event within 10 Business Days after the execution and delivery of any Supplement, a copy thereof;

                   (h) RULE 144A -- upon the request of any holder of such Notes, the Company will provide such holder such financial and other information as such holder may reasonably determine to be necessary to be delivered to a qualified institutional buyer in order to permit compliance with the information requirements of Rule 144A(d)(4) under the Securities Act in connection with the resale of the Notes; and

                   (i) REQUESTED INFORMATION -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

         SECTION 7.2. OFFICER'S CERTIFICATE. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                   (a) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through
         Section 10.5 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence);

                   (b) EVENT OF DEFAULT -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto; and

                   (c) NEW SUBSIDIARIES -- if the Company has acquired a Subsidiary or if the Company has formed a new Subsidiary during the quarterly or annual period covered by the statements then being furnished, a statement briefly describing such formation or acquisition.

         SECTION 7.3. INSPECTION. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                   (a) NO DEFAULT -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                   (b) DEFAULT -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine (subject to any limitations imposed by applicable law) all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8.           PREPAYMENT OF THE NOTES.

         SECTION 8.1. NO REQUIRED PREPAYMENTS. No prepayments of the principal of the Series A Notes are required before their respective dates of maturity.

         SECTION 8.2. OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes of any Series, in an amount not less than 25% of the aggregate principal amount of the Notes of such Series then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount of each Note of such Series then outstanding. The Company will give each holder of Notes of the Series to be prepaid written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes of each Series to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes of the Series to be prepaid a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

         SECTION 8.3. ALLOCATION OF PARTIAL PREPAYMENTS. In the case of each partial prepayment of the Notes of any Series pursuant to the provisions of
Section 8.2, the principal amount of the Notes of such Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof. All regularly scheduled partial prepayments made with respect to each Tranche of any Additional Series of Notes pursuant to any Supplement shall be allocated as provided therein.

         SECTION 8.4. MATURITY; SURRENDER, ETC. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         SECTION 8.5. PURCHASE OF NOTES. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement (including any Supplement hereto) and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 30 Business Days. If the holders of more than 10% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

         SECTION 8.6. MAKE-WHOLE AMOUNT. The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  The "APPLICABLE SPREAD" for the Series A Notes (and for each Tranche of Additional Notes unless otherwise provided in the related Supplement) is 0.50%.

                  "CALLED PRINCIPAL" means, with respect to any Series A Note, the principal of such Note that is to be prepaid pursuant to Section
         8.2 or 8.7 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

                  "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, the rate obtained by adding the Applicable Spread to the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "PX-1" on the Bloomberg Financial Market Screen (or such other display as may replace "PX-1" on the Bloomberg Financial Market Screen) for actively traded

         U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or
         (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

                  "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of such Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, 8.7 or 12.1.

                  "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or 8.7 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

         SECTION 8.7.    CHANGE IN CONTROL.

         (a) NOTICE OF CHANGE IN CONTROL OR CONTROL EVENT. The Company will, within 15 Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this
Section 8.7. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (c) of this Section 8.7 and shall be accompanied by the certificate described in subparagraph (g) of this
Section 8.7.

         (b) CONDITION TO COMPANY ACTION. The Company will not take any action that consummates or finalizes a Change in Control unless (i) at least 45 days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (c) of this Section 8.7, accompanied by the certificate described in subparagraph (g) of this Section 8.7, and (ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this
Section 8.7.

         (c) OFFER TO PREPAY NOTES. The offer to prepay Notes contemplated by subparagraphs (a) and (b) of this Section 8.7 shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, the Notes held by each holder (in this case only, "HOLDER" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "PROPOSED PREPAYMENT DATE"). If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.7, such date shall be not less than 30 days and not more than 120 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 30th day after the date of such offer).

         (d) REJECTION. A holder of Notes may reject the offer to prepay made pursuant to this Section 8.7 by causing a notice of such rejection to be delivered to the Company at least 15 days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute an acceptance of such offer by such holder.

         (e) PREPAYMENT. Prepayment of the Notes to be prepaid pursuant to this
Section 8.7 shall be at 100% of the principal amount of such Notes, plus the Make-Whole Amount determined for the date of prepayment with respect to such principal amount, together with interest on such Notes accrued to the date of prepayment. On the Business Day preceding the date of prepayment, the Company shall deliver to each holder of Notes being prepaid a statement showing the Make-Whole Amount due in connection with such prepayment and setting forth the details of the computation of such amount. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (f) of this Section 8.7.

         (f) DEFERRAL PENDING CHANGE IN CONTROL. The obligation of the Company to prepay Notes pursuant to the offers required by subparagraph (b) and accepted in accordance with subparagraph (d) of this Section 8.7 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.7 in respect of such Change in Control shall be deemed rescinded).

         (g) OFFICER'S CERTIFICATE. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying:
(i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this
Section 8.7; (iii) the principal amount of each Note offered to be prepaid; (iv) the estimated Make-Whole Amount, if any, due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation; (v) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date;
(vi) that the conditions of this Section 8.7 have been fulfilled; and (vii) in reasonable detail, the nature and date or proposed date of the Change in Control.

         (h) "CHANGE IN CONTROL" Defined. "CHANGE IN CONTROL" means each and every issue, sale or other disposition of shares of stock of the Company which results in any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act) (herein, an "ACQUIRING PERSON"), other than the Current Control Group, becoming the "beneficial owners" (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of the Closing), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of the Company's voting stock.

         (i)    "CONTROL EVENT" Defined.  "CONTROL EVENT" means:

                   (i) the execution by the Company or any of its Subsidiaries or Affiliates of any binding agreement with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control,

                   (ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control,

                   (iii) at any time prior to a public offering of equity securities of the Company, the making of any written offer by any Acquiring Person to the holders of the common stock of the Company, which offer may reasonably be expected to result in a Change in Control, or

                   (iv) at any time after a public offering of equity securities of the Company, the making of any written offer by any Acquiring Person to the holders of the common stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

         (j) "CURRENT CONTROL GROUP" Defined. "CURRENT CONTROL GROUP" means the Foundation, the Company's employee stock ownership plan, other pension plans sponsored by the Company and natural Persons who have been employees of the Company for not less than three years at the time of determination.

SECTION 9.           AFFIRMATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

         SECTION 9.1. COMPLIANCE WITH LAW. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; PROVIDED that the Company need not comply with any law or regulation which it is contesting in good faith in an appropriate proceeding and for which it has provided appropriate reserves.

         SECTION 9.2. INSURANCE. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         SECTION 9.3. MAINTENANCE OF PROPERTIES. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 9.4. PAYMENT OF TAXES. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the

Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         SECTION 9.5. CORPORATE EXISTENCE, ETC. Subject to Section 10.7, the Company will at all times preserve and keep in full force and effect its corporate existence, shall remain registered pursuant to the Bank Holding Company Act, and will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

SECTION 10.          NEGATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

        SECTION 10.1. CONSOLIDATED TANGIBLE NET WORTH. The Company will not at any time permit Consolidated Tangible Net Worth to be less than the sum of (a) $210,000,000, plus (b) an aggregate amount equal to 50% of its Consolidated Net Income, if any, (but, in each case, only if a positive number) for the fiscal quarter ending on December 31, 1999 and Consolidated Net Income, if any, (but, in each case only if a positive number), for each fiscal year ending after December 31, 1999.

        SECTION 10.2. NON-PERFORMING ASSETS. The Company will not permit (i) Non-Performing Assets as of any date to exceed 3.25% of (ii) the sum of Loans Outstanding plus Other Real Estate Owned as of such date.

        SECTION 10.3. LIMITATIONS ON DEBT. (a) The Company will not and will not permit any Subsidiary to create, assume or incur or in any manner be or become liable in respect of any Senior Debt, unless on the date the Company or such Subsidiary becomes liable with respect to any such Senior Debt and immediately after giving effect thereto and the concurrent retirement of any other Senior Debt,

                   (i) no Default or Event of Default exists and

                   (ii) the aggregate amount of Senior Debt does not exceed 45% of Total Capitalization.

         (b) The Company will not create, assume or incur or in any manner be or become liable in respect of any Subordinated Funded Debt, unless on the date the Company becomes liable with respect to any such Subordinated Funded Debt and immediately after giving effect thereto and the concurrent retirement of any other Subordinated Funded Debt,

                   (i) no Default or Event of Default exists and

                   (ii) the aggregate amount of Consolidated Debt does not exceed 50% of Total Capitalization.

         (c) For the purposes of this Section 10.3, any Person becoming a Subsidiary after the date hereof shall be deemed, at the time it becomes a Subsidiary, to have incurred all of its then outstanding Debt, and any Person extending, renewing or refunding any Debt shall be deemed to have incurred such Debt at the time of such extension, renewal or refunding.

         SECTION 10.4. LIMITATION ON DOUBLE LEVERAGE. The Company will not permit the amount of its equity investments in its Subsidiaries (as shown in a balance sheet of the Company as at the end of any of its fiscal quarters) to exceed 125% of its Consolidated Net Worth as at the end of such fiscal quarter.

        SECTION 10.5.    CAPITALIZATION.   The Company will not permit

                   (a) Tier One Capital plus Tier Two Capital to be less than 9% of Risk-Weighted Assets and

                   (b) Tier One Capital to be less than 5% of Risk-Weighted Assets.

        SECTION 10.6. LIMITATION ON LIENS. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

                   (a) Liens securing Excluded Debt;

                   (b) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

                   (c) any attachment or judgment Lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay;

                   (d) Liens securing obligations (other than for Debt for money borrowed) created, incurred or assumed by the Company in the ordinary course of the its business and by any Subsidiary in the ordinary course of the banking or financial services business of such Subsidiary;

                   (e) Liens incidental to the conduct of business or the ownership of properties and assets (including landlords', carriers', warehousemen's, mechanics', materialmen's and other similar Liens) and Liens to secure the performance of bids, tenders, leases, or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens incurred in the ordinary course of business and not in connection with the borrowing of money;

                   (f) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to the ownership of property or assets or the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that such Liens are, in the aggregate, not Material and do not materially detract from the value of such property;

                   (g) any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of equipment (or any improvement thereon) acquired by the Company or a Subsidiary after the date of the Closing, provided that

                            (i) any such Lien shall extend solely to the item or
                  items of such equipment so acquired and, if required by the terms of the instrument originally creating such Lien, other equipment which is acquired for specific use in connection with such acquired equipment,

                           (ii) the principal amount of the Debt secured by any
                  such Lien shall at no time exceed an amount equal to 80% (but 100% in the case of equipment the acquisition of which is financed through a Capital Lease Obligation) of the cost to the Company or such Subsidiary of the equipment so acquired or constructed, and

                           (iii) all such Debt shall have been incurred within
                  the applicable limitations provided in Section 10.3(a); or

                   (h) in addition to the Liens permitted by the preceding subparagraphs (a) through (f), inclusive, Liens securing Debt in an aggregate amount less than $5,000,000.

        SECTION 10.7. MERGERS, CONSOLIDATIONS AND SALES OF ASSET. (a) The Company will not, and will not permit any Subsidiary to (i) consolidate with or be a party to a merger with any other Person or (ii) sell, lease or otherwise dispose of all or any substantial part (as defined in Section 10.7(d)) of the assets of the Company and its Subsidiaries; provided that:

                   (i) any Subsidiary may merge or consolidate with or into the Company or any other Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving entity;

                  (ii) the Company may consolidate or merge with or into any other corporation or sell all or substantially all of its assets if (1) the Company shall be the surviving entity, or if the Company shall not be the surviving entity, the corporation which results from such consolidation or merger or the entity purchasing such assets is organized under the laws of any state of the United States or the District of Columbia, (2) the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Notes and this Agreement to be performed or observed by the Company are expressly assumed in writing by the surviving entity and the surviving entity shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving entity enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and
         (3) at the time of such consolidation or merger or sale and immediately after giving effect thereto, (a) no Default or Event of Default would exist and (b) the surviving entity would be permitted by the provisions of Section 10.3(a) hereof, to incur at least $1.00 of additional Senior Debt owing to a Person other than a Subsidiary of the surviving entity;

                   (iii) any Subsidiary may merge or consolidate with or into any other corporation so long as the surviving entity becomes a Subsidiary;

                   (iv) any Subsidiary may sell, lease or otherwise dispose of all or any substantial part of its assets to the Company or any other Subsidiary.

         (b) The Company will not permit any Subsidiary to issue any shares of stock of any class (including as "stock" for the purposes of this Section 10.7, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Subsidiary to any Person other than the Company or any other Subsidiary, unless immediately after the consummation of such transaction and after giving effect thereto, such Subsidiary shall remain a Subsidiary of the Company.

         (c) The Company will not sell, transfer or otherwise dispose of any shares of stock of any Subsidiary or any Debt of any Subsidiary, and will not permit any Subsidiary to sell, transfer or otherwise dispose of (except to the Company or a Subsidiary) any shares of stock or any Debt of any other Subsidiary, unless:

                   (1) the Board of Directors of the Company shall have determined, as evidenced by a resolution thereof, that the proposed sale, transfer or disposition of said shares of stock and Debt is in the best interests of the Company;

                   (2) said shares of stock and Debt are sold, transferred or otherwise disposed of to a Person, for cash or other property and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory;

                   (3) in the case of the sale, transfer, or disposition of all shares of stock and Debt of a Subsidiary, such Subsidiary shall not have any continuing investment in the Company or any other Subsidiary not being simultaneously disposed of;

                   (4) in the case of the sale, transfer, or disposition of less than all of the shares of stock of a Subsidiary, immediately after the consummation of the transaction and after giving effect thereto, such Subsidiary shall remain a Subsidiary of the Company; and

                   (5) such sale or other disposition does not involve a substantial part (as hereinafter defined) of the consolidated assets of the Company and its Subsidiaries.

         (d) As used in this Section 10.7, a sale, lease or other disposition of assets shall be deemed to be a "SUBSTANTIAL PART" of the assets of the Company and its Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Subsidiaries (other than in the ordinary course of business including without limitation financings accomplished through asset securitizations) (i) during the immediately preceding 12 months, exceeds 10% of Consolidated Assets, determined as of the end of the immediately preceding fiscal year or (ii) during the period since June 30, 1999, exceeds 30% of Consolidated Assets, PROVIDED, HOWEVER, that for purposes of the foregoing calculation, there shall not be included the book value attributable to assets the proceeds from the disposition of which were or are applied within the twelve month period following the date of sale of such assets for either (a) the acquisition of assets useful and intended to be used in the operation of the business of the Company and its Subsidiaries and having a fair market value (as determined in good faith by the Board of Directors of the Company) at least equal to the assets so disposed of, or (b) the prepayment of Funded Debt of the Company which is not expressed to be subordinate or junior to any other unsecured Debt of the Company and on a pro rata basis, any such prepayment of the Notes to be made pursuant to Section 8.2 hereof.

        SECTION 10.8. DIVIDEND RESTRICTIONS. The Company shall not pay any Dividend, if at the time of such payment, and after giving effect thereto, (i) a Default or Event of Default would exist or (ii) the Company would not be permitted, pursuant to Section 10.3(a), to incur at least $1.00 of additional Senior Debt to a Person other than a Subsidiary.

        SECTION 10.9. NATURE OF BUSINESS. Neither the Company nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement.

       SECTION 10.10. TRANSACTIONS WITH AFFILIATES. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company), except pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

       SECTION 10.11. REPURCHASE OF NOTES. Neither the Company nor any Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes unless an offer has been made to repurchase Notes, pro rata, from all holders of the Notes at the same time and upon the same terms. In case the Company repurchases or otherwise acquires any Notes, such Notes shall immediately thereafter be canceled and no Notes shall be issued in substitution therefor. Without limiting the foregoing, upon the repurchase or other acquisition of any Notes by the Company, any Subsidiary or any Affiliate, such Notes shall no longer be outstanding for purposes of any section of this Agreement relating to the taking by the holders of the Notes of any actions with respect hereto, including without limitation, Sections 12.1, 12.3 or 17.1.

SECTION 11.          EVENTS OF DEFAULT.

         An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

                   (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                   (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                   (c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10.1 through 10.8, inclusive; or

                   (d) the Company defaults in the performance of or compliance with any term contained herein or in any Supplement (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section
         11); or

                   (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or any Supplement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any Material respect on the date as of which made; or

                   (f) (i) the Company is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (x) the Company has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $5,000,000, or (y) one or more Persons have the right to require the Company so to purchase or repay such Debt; or

                   (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                   (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 30 days; or

                   (i) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

                   (j) If (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12.          REMEDIES ON DEFAULT, ETC.

         SECTION 12.1. ACCELERATION. (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 has occurred, all the Notes of every Series then outstanding shall automatically become immediately due and payable.

         (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 33% in principal amount of the Notes of any Series at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes of such Series then outstanding to be immediately due and payable.

         (c) If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing with respect to any Series of Notes, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes of such Series held by it or them to be immediately due and payable.

         Upon any Note's becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

        SECTION 12.2. OTHER REMEDIES. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

        SECTION 12.3. RESCISSION. At any time after any Notes of any Series have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 67% in principal amount of the Notes of such Series then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes of such Series, all principal of and Make-Whole Amount, if any, on any Notes of such Series that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes of such Series, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to any Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

        SECTION 12.4. NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13.          REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

        SECTION 13.1. REGISTRATION OF NOTES. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes, maintained separately by Series and Tranche. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

        SECTION 13.2. TRANSFER AND EXCHANGE OF NOTES. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same Series (and of the same Tranche if such Series has separate Tranches) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note of such Series originally issued hereunder or pursuant to any Supplement. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in
Section 6.2, provided that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA.

         SECTION 13.3. REPLACEMENT OF NOTES. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                   (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                   (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series (and of the same Tranche if such Series has separate Tranches), dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.          PAYMENTS ON NOTES.

        SECTION 14.1. PLACE OF PAYMENT. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Chicago, Illinois at the principal office of Bank of America NT&SA in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

        SECTION 14.2. HOME OFFICE PAYMENT. So long as any Purchaser or such Purchaser's nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose for such Purchaser on Schedule A hereto or (in the case of any Additional Purchaser) Schedule A attached to any Supplement to which such Additional Purchaser is a party, or by such other method or at such other address as such Purchaser or Additional Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser or Additional Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section
14.1. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note.

SECTION 15.          EXPENSES, ETC.

        SECTION 15.1. TRANSACTION EXPENSES. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by each Purchaser and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement (including any Supplement) or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement (including any Supplement) or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement (including any Supplement) or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by such Purchaser).

         SECTION 15.2. SURVIVAL. The obligations of the Company under this
Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Supplement or the Notes, and the termination of this Agreement or any Supplement.

SECTION 16.          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
                     AGREEMENT.

         All representations and warranties contained herein or in any Supplement shall survive the execution and delivery of this Agreement, such Supplement and the related Notes, the purchase or transfer by any Purchaser or any Additional Purchaser of any Note or portion thereof or interest therein may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any Additional Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or any Supplement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement (including every Supplement) and the Notes embody the entire agreement and understanding between the Purchasers and the Additional Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.          AMENDMENT AND WAIVER.

         SECTION 17.1. REQUIREMENTS. (a) This Agreement (including any Supplement) and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof or the corresponding provisions of any Supplement, or any defined term (as it is used therein), will be effective as to any Purchaser or Additional Purchaser unless consented to by such Purchaser or Additional Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the all of the holders of Notes of any Tranche at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes of such Tranche, (ii) change the percentage of the principal amount of the Notes the holders of such Tranche which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

         (b) SUPPLEMENTS. Notwithstanding anything to the contrary contained herein, the Company may enter into any Supplement providing for the issuance of one or more Series of Additional Notes consistent with Sections 2.2 hereof without obtaining the consent of any holder of any other Series of Notes.

        SECTION 17.2.    SOLICITATION OF HOLDERS OF NOTES.

         (a) SOLICITATION. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, any Supplement or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

         (b) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of any Supplement unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

        SECTION 17.3. BINDING EFFECT, ETC. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

        SECTION 17.4. NOTES HELD BY COMPANY, ETC. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes of such Tranche or Series then outstanding, Notes of such Tranche or Series directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.          NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                   (i) if to a Purchaser or such Purchaser's nominee, to such Purchaser or such Purchaser's nominee at the address specified for such communications in Schedule A to this Agreement, or at such other address as such Purchaser or such Purchaser's nominee shall have specified to the Company in writing,

                  (ii) if to an Additional Purchaser or such Additional Purchaser's nominee, to such Additional Purchaser or such Additional Purchaser's nominee at the address specified for such communications in Schedule A to any Supplement, or at such other address as such Additional Purchaser or such Additional Purchaser's nominee shall have specified to the Company in writing,

                  (iii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                  (iv) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of its Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.          REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by each Purchaser at the Closing (except the Series A Notes themselves) or any Additional Purchaser at the closing under any Supplement to which it is a party (except the Additional Notes themselves), and
(c) financial statements, certificates and other information previously or hereafter furnished to such Purchaser or Additional Purchaser, may be reproduced by such Purchaser or Additional Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Purchaser or Additional Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser or Additional Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.          CONFIDENTIAL INFORMATION.

         For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to any Purchaser or Additional Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement or delivered to any Additional Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to any Supplement to which such Additional Purchaser is a party that, in either case, is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such

Purchaser or Additional Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser or Additional Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or Additional Purchaser or any Person acting on such Purchaser's or Additional Purchaser's behalf, (c) otherwise becomes known to such Purchaser or Additional Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser or Additional Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser or Additional Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser or Additional Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser or Additional Purchaser, provided that such Purchaser or Additional Purchaser may deliver or disclose Confidential Information to (i) such Purchaser's or Additional Purchaser's directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser's or Additional Purchaser's Notes), (ii) such Purchaser's or Additional Purchaser's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser or Additional Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this
Section 20), (v) any Person from which such Purchaser or Additional Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser or Additional Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's or Additional Purchaser's investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, Rule, regulation or order applicable to such Purchaser or Additional Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser or Additional Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser or Additional Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's or Additional Purchaser's Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20. The provisions of this Section 20 shall survive the termination of this Agreement.

SECTION 21.          PAYMENTS DUE ON NON-BUSINESS DAYS.

         Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without (except in the case of a payment which will retire the entire principal amount of such Note) including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

SECTION 22.          MISCELLANEOUS.

        SECTION 22.1. SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement (including all covenants and other agreements contained in any Supplement) by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

         SECTION 22.2. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

        SECTION 22.3. CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         SECTION 22.4. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         SECTION 22.5. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    * * * * *

         The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                  Signature


                                  Very truly yours,

                                  BREMER FINANCIAL CORPORATION

                                  By /s/ Robert B. Buck
                                        Name: Robert B. Buck
                                        Title: Chief Financial Officer


Accepted as of the date first above written.

                                  PRINCIPAL LIFE INSURANCE COMPANY

                                  By:  Principal Capital Management, LLC, a
                                       Delaware limited liability company, its
                                       authorized signatory


                                       By /s/ Clint Woods
                                             Name: Clint Woods
                                             Title: Counsel

                                       By /s/ Debra Svoboda Epp
                                             Name: Debra Svoboda Epp
                                             Title: Counsel

                                  PRINCIPAL LIFE INSURANCE COMPANY,
                                       ON BEHALF OF ONE OR MORE SEPARATE
                                       ACCOUNTS

                                  By:  Principal Capital Management, LLC, a
                                       Delaware limited liability company, its
                                       authorized signatory


                                       By /s/ Clint Woods
                                             Name: Clint Woods
                                             Title: Counsel

                                       By /s/ Debra Svoboda Epp
                                             Name: Debra Svoboda Epp
                                             Title: Counsel

                                  COMMERCIAL UNION LIFE INSURANCE  COMPANY OF
                                  AMERICA, a Delaware corporation

                                  By:  Principal Capital Management, LLC, a
                                       Delaware limited liability company, its
                                       attorney in fact


                                       By /s/ Clint Woods
                                             Name: Clint Woods
                                             Title: Counsel

                                       By /s/ Debra Svoboda Epp
                                             Name: Debra Svoboda Epp
                                             Title: Counsel

                                  NIPPON LIFE INSURANCE COMPANY OF
                                       AMERICA, an Iowa Corporation

                                  By:  Principal Life Insurance
                                       Company, an Iowa corporation, its
                                       attorney in fact


                                       By /s/ Clint Woods
                                             Name: Clint Woods
                                             Title: Counsel

                                       By /s/ Debra Svoboda Epp
                                             Name: Debra Svoboda Epp
                                             Title: Counsel

                                  SUNAMERICA LIFE INSURANCE COMPANY

                                       By /s/ Christopher F. Ochs
                                             Name: Christopher F. Ochs
                                             Title: Authorized Agent


                                  MONY LIFE INSURANCE COMPANY

                                       By /s/ Emilia F. Wiener
                                             Name: Emilia F. Wiener
                                             Title: Managing Director


                                  RELIASTAR LIFE INSURANCE COMPANY

                                       By /s/ James V. Wittich
                                             Name: James V. Wittich
                                             Title: Authorized Representative

                                  SECURITY CONNECTICUT LIFE INSURANCE
                                       COMPANY

                                       By /s/ James V. Wittich
                                             Name: James V. Wittich
                                             Title: Assistant Treasurer


                                  NORTHERN LIFE INSURANCE COMPANY

                                       By /s/ James V. Wittich
                                             Name: James v. Wittich
                                             Title: Assistant Treasurer


                                  NATIONWIDE LIFE INSURANCE COMPANY

                                       By /s/ Mark W. Poeppelman
                                             Name: Mark W. Poeppelman
                                             Title: Authorized Signatory


                                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

                                       By /s/ Mark W. Poeppelman
                                             Name: Mark W. Poeppelman
                                             Title: Authorized Signatory


                                  PROVIDENT MUTUAL LIFE INSURANCE COMPANY

                                       By /s/ Christopher J. Grant
                                             Name: Christopher J. Grant
                                             Title: Investment Officer

                                  PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF
                                      AMERICA


                                       By /s/ Christopher J. Grant
                                             Name: Christopher J. Grant
                                             Title: Investment Officer


                                  TMG LIFE INSURANCE COMPANY

                                  By:    The Mutual Group, its Agent

                                       By /s/ Constance L. Keller
                                             Name: Constance L. Keller
                                             Title: Director, Private Placements


                                       By /s/ Michael J. Steppe
                                             Name: Michael J.Steppe
                                             Title: Senior Vice President

                                  BERKSHIRE LIFE INSURANCE COMPANY

                                       By /s/ Ellen I. Whittaker
                                             Name: Ellen I. Whittaker
                                             Title: Senior Investment Officer


                                  THE SECURITY MUTUAL LIFE INSURANCE COMPANY OF
                                      LINCOLN, NEBRASKA


                                       By /s/ Kevin W. Hammond
                                             Name: Kevin W. Hammond
                                             Title: Vice President
                                                    Chief Investment Officer

                       INFORMATION RELATING TO PURCHASERS

                                                      PRINCIPAL AMOUNT
                 NAME AND ADDRESS                      OF NOTES TO BE
                   OF PURCHASERS                          PURCHASED

PRINCIPAL LIFE INSURANCE COMPANY               TRANCHE 1 NOTE:        $7,800,000
c/o Principal Capital Management, LLC
801 Grand Avenue
Des Moines, Iowa  50392-0800

Payments

All payments on or in respect of the Notes to be made by 12:00 Noon (New York City time) by wire transfer of immediately available funds to:

         ABA #073000228
         Norwest Bank Iowa, N.A.
         7th and Walnut Streets
         Des Moines, Iowa  50309
         For credit to Principal Life Insurance Company
         Account No. 0000014752
         OBI PFGSE (S) B0062520()Bremer

         With sufficient information (including interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds.

All notices with respect to payments to:

         Principal Capital Management, LLC
         801 Grand Avenue
         Des Moines, Iowa  50392-0960
         Attention:  Investment Accounting - Securities
         Telefacsimile:  (515) 248-2643
         Confirmation:  (515) 247-0689

All other notices and communications to:

         Principal Capital Management, LLC
         801 Grand Avenue
         Des Moines, Iowa  50392-0800
         Attention:  Investment - Securities
         Telefacsimile:  (515) 248-2490
         Confirmation:  (515) 248-3495

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  42-0127290



                                   SCHEDULE A
                          (to Note Purchase Agreement)

                                                      PRINCIPAL AMOUNT
                 NAME AND ADDRESS                      OF NOTES TO BE
                   OF PURCHASERS                          PURCHASED

PRINCIPAL LIFE INSURANCE COMPANY,                 TRANCHE 1 NOTE:    $2,200,000
 ON BEHALF OF ONE OR MORE SEPARATE ACCOUNTS       TRANCHE 2 NOTE:    $3,000,000
c/o Principal Capital Management, LLC
801 Grand Avenue
Des Moines, Iowa  50392-0800

Payments

All payments on or in respect of the Notes to be made by 12:00 Noon (New York City time) by bank wire transfer of immediately available funds to:

         WITH RESPECT TO THE $2,200,000 8.27% NOTE DUE 2004: ABA #073000228
         Norwest Bank Iowa, N.A.
         7th and Walnut Streets
         Des Moines, Iowa  50309
         For credit to Principal Life Insurance Company
         Account No. 0000032395
         OBI PFGSE (S) B0062520()Bremer

         WITH RESPECT TO THE $3,000,000 8.47% NOTE DUE 2006: ABA #073000228
         Norwest Bank Iowa, N.A.
         7th and Walnut Streets
         Des Moines, Iowa  50309
         For credit to Principal Life Insurance Company
         Account No. 0000032395
         OBI PFGSE (S) B0062521()Bremer

         In each case, with sufficient information (including interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds.

All notices with respect to payments to:

         Principal Capital Management, LLC
         801 Grand Avenue
         Des Moines, Iowa  50392-0960
         Attention:  Investment Accounting - Securities
         Telefacsimile:  (515) 248-2643
         Confirmation:  (515) 247-0689

All other notices and communications to:

         Principal Capital Management, LLC
         801 Grand Avenue
         Des Moines, Iowa  50392-0800
         Attention:  Investment - Securities
         Telefacsimile:  (515) 248-2490
         Confirmation:  (515) 248-3495

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  42-0127290

                                                        PRINCIPAL AMOUNT
                 NAME AND ADDRESS                        OF NOTES TO BE
                   OF PURCHASERS                            PURCHASED

COMMERCIAL UNION LIFE INSURANCE COMPANY             TRANCHE 2 NOTE:   $1,500,000
  OF AMERICA
c/o Principal Capital Management, LLC
801 Grand Avenue
Des Moines, Iowa  50392-0800

All payments on or in respect of the Notes to be made by 12:00 Noon (New York City time) by bank wire transfer of immediately available funds to:

         Mellon Bank (Boston Safe Deposit)
         ABA # 011001234
         DDA # 048771
         FFC:  CU Life Insurance Co/Principal Financial
         FFC A/C # GAIF1309002
         OBI PFGSE (S) B0062521()Bremer

         With sufficient information (including interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds.

All notices with respect to payments to:

         Commercial Union Life Insurance Company of America
         c/o Principal Capital Management, LLC
         801 Grand Avenue
         Des Moines, Iowa  50392-0960
         Attention:  Investment Accounting - Securities
         Telefacsimile:  (515) 248-2643
         Confirmation:  (515) 247-0689

All other notices and communications to:

         Commercial Union Life Insurance Company of America
         c/o Principal Capital Management, LLC
         801 Grand Avenue
         Des Moines, Iowa  50392-0800
         Attention:  Investment - Securities - Jon Davidson
         Telefacsimile:  (515) 248-2490
         Confirmation:  (515) 248-3495

Name of Nominee in which Notes are to be issued:  None

Tax Identification No.:  04-2235236

                                                            PRINCIPAL AMOUNT
                 NAME AND ADDRESS                            OF NOTES TO BE
                   OF PURCHASERS                                PURCHASED

NIPPON LIFE INSURANCE COMPANY OF AMERICA      TRANCHE 1 NOTE:         $1,000,000
c/o Principal Capital Management, LLC
801 Grand Avenue
Des Moines, Iowa  50392-0800

Payments

All payments on or in respect of the Notes to be made by 12:00 Noon (New York City time) by bank wire transfer of immediately available funds to:

         ABA #073000228
         Norwest Bank Iowa, N.A.
         7th and Walnut Streets
         Des Moines, Iowa  50309
         For credit to Nippon Life Insurance Company
         Account No. 0007051775
         OBI PFGSE (S) B0062520()Bremer

         With sufficient information (including interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds.

Notices

All notices with respect to payments to:

         Nippon Life Insurance Company of America
         c/o Principal Capital Management, LLC
         801 Grand Avenue
         Des Moines, Iowa  50392-0960
         Attention:  Investment Accounting - Securities
         Telefacsimile:  (515) 248-2643
         Confirmation:  (515) 247-0689

All other notices and communications to:

         Nippon Life Insurance Company of America
         c/o Principal Capital Management, LLC
         801 Grand Avenue
         Des Moines, Iowa  50392-0800
         Attention:  Investment - Securities - Jon Davidson
         Telefacsimile:  (515) 248-2490
         Confirmation:  (515) 248-3495

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-2509896

                                                        PRINCIPAL AMOUNT
                 NAME AND ADDRESS                        OF NOTES TO BE
                   OF PURCHASERS                            PURCHASED

SUNAMERICA LIFE INSURANCE COMPANY         TRANCHE 1 NOTE:         $14,000,000
1 SunAmerica Center
Los Angeles, California  90067-6022
Attention:  Investment Accounting
Phone:  (310) 772-6000
Fax:  (310) 772-6596

Payments

All payments on or in respect of the Notes to be made by bank wire transfer of Federal or other immediately available funds to:

         Bankers Trust Company
         ABA #021-001-033
         Account Number:  99-911-145
         For further credit to Account #099530
         Re:  Bremer Financial Corp.
         PPN #107015 A* 0, P$____________, I$____________

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment, to be addressed as first provided above.

All other notices and communications (including monthly reports) to be addressed:

         SunAmerica Corporate Finance
         700 Louisiana, Suite 3905
         Houston, Texas  77002
         Attention:  Chris Ochs
         Phone:  (713) 546-1115
         Fax:  (713) 222-1402

Name of Nominee in which Notes are to be issued:  OKGBD & Co.

Taxpayer I.D. Number for OKGBD & Co.:  13-3020293

Taxpayer I.D. Number for SunAmerica Life Insurance Company:  52-0502540

                                                           PRINCIPAL AMOUNT
                 NAME AND ADDRESS                           OF NOTES TO BE
                   OF PURCHASERS                               PURCHASED

MONY LIFE INSURANCE COMPANY                  TRANCHE 1 NOTE:         $5,500,000
1740 Broadway                                TRANCHE 2 NOTE:         $5,500,000
New York, New York  10019
Attention:  Capital Management Unit
Fax Number:  (212) 708-2491

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Bremer Financial Corporation, 8.27% Series A Senior Notes, Tranche 1 due 2004, PPN 107015 A* 0, principal, premium or interest" or "Bremer Financial Corporation, 8.47% Series A Senior Notes, Tranche 2 due 2006, PPN 107015 A@ 8, principal, premium or interest", as the case may be) to:

         Chase Manhattan Bank
         ABA #021000021
         for credit to Private Income Processing Account No. 544-755102
         Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

         IF BY REGISTERED MAIL, CERTIFIED MAIL OR FEDERAL EXPRESS:

         The Chase Manhattan Bank
         4 New York Plaza, 13th Floor
         New York, New York  10004
         Attention:  Income Processing - J. Piperato, 13th Floor

         IF BY REGULAR MAIL:

         The Chase Manhattan Bank
         Dept. 3492
         P. O. Box 50000
         Newark, New Jersey  07101-8006

         WITH A SECOND COPY TO:

         Telecopy Confirms and Notices:

         (212) 708-2152
         Attention:  Securities Custody/MD 6-39A

         Mailing Confirms and Notices:

         MONY Life Insurance Company
         1740 Broadway
         New York, New York  10019
         Attention:  Securities Custody/MD 6-39A

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  J. ROMEO & Co.

Taxpayer I.D. Number:  13-1632487

                                                            PRINCIPAL AMOUNT
                 NAME AND ADDRESS                            OF NOTES TO BE
                   OF PURCHASERS                                PURCHASED

RELIASTAR LIFE INSURANCE COMPANY              TRANCHE 1 NOTE:         $1,500,000
c/o ReliaStar Investment Research, Inc.       TRANCHE 2 NOTE:         $3,000,000
100 Washington Avenue South, Suite 800
Minneapolis, Minnesota  55401-2121
Attention:  James W. Tobin
Phone:  (612) 342-3204
Fax:  (612) 372-5368

Payments

All payments on or in respect of the Notes to be made by bank wire transfer of Federal or other immediately available funds to:

         U.S. Bank N.A./Mpls.
         601 2nd Avenue South
         Minneapolis, Minnesota
         ABA #091000022
         Account Name:  ReliaStar Life Insurance Co.
         Account #1102-4001-4461
         Attention:  Securities Accounting
         Ref:  Issuer, PPN, Coupon, Maturity and P&I Breakdown

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  41-0451140

                                                      PRINCIPAL AMOUNT
                 NAME AND ADDRESS                      OF NOTES TO BE
                   OF PURCHASERS                          PURCHASED

SECURITY CONNECTICUT LIFE INSURANCE COMPANY      TRANCHE 1 NOTE:      $2,000,000
c/o ReliaStar Investment Research, Inc.          TRANCHE 2 NOTE:      $2,000,000
100 Washington Avenue South, Suite 800
Minneapolis, Minnesota  55401-2121
Attention:  James W. Tobin
Phone:  (612) 342-3204
Fax:  (612) 372-5368

Payments

All payments on or in respect of the Notes to be made by bank wire transfer of Federal or other immediately available funds to:

         Chase Manhattan Bank
         New York, New York
         ABA #021-000-021
         Beneficiary Account #900-9-000200
         Reference:  Sigler & Co. (Nominee Name)
         Tax I.D. #13-3641527
         F/C #G54426
         Ref:  PPN, Security Description and P&I Breakdown Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  SIGLER & CO.

Taxpayer I.D. Number:  35-1468921

                                                          PRINCIPAL AMOUNT
                 NAME AND ADDRESS                          OF NOTES TO BE
                   OF PURCHASERS                              PURCHASED

NORTHERN LIFE INSURANCE COMPANY                      TRANCHE 2 NOTE:  $1,000,000
c/o ReliaStar Investment Research, Inc.
100 Washington Avenue South, Suite 800
Minneapolis, Minnesota  55401-2121
Attention:  James W. Tobin
Phone:  (612) 342-3204
Fax:  (612) 372-5368

Payments

All payments on or in respect of the Notes to be made by bank wire transfer of Federal or other immediately available funds to:

         U.S. Bank N.A./Mpls.
         601 2nd Avenue South
         Minneapolis, Minnesota
         ABA #091000022
         Account #1602-3237-6105
         Attention:  Securities Accounting
         Ref:  Issuer, PPN, Coupon, Maturity and P&I Breakdown

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  41-1295933

                                                            PRINCIPAL AMOUNT
                 NAME AND ADDRESS                            OF NOTES TO BE
                   OF PURCHASERS                                PURCHASED

NATIONWIDE LIFE INSURANCE COMPANY             TRANCHE 1 NOTE:         $6,000,000
One Nationwide Plaza (1-33-07)
Columbus, Ohio  43215-2220
Attention:  Corporate Fixed-Income Securities
Telefacsimile:  (614) 249-4553
Confirmation:  (614) 249-7882

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Bremer Financial Corporation, 8.27% Series A Senior Notes, Tranche 1 due 2004, PPN 107015 A* 0, principal, premium or interest") to:

         The Bank of New York
         ABA #021-000-018
         BNF:  IOC566
         F/A/O Nationwide Life Insurance Company
         Attention:  P&I Department

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

         Nationwide Life Insurance Company
         c/o The Bank of New York
         P. O. Box 19266
         Newark, New Jersey  07195
         Attention:  P&I Department

         With a copy to:

         Nationwide Life Insurance Company
         One Nationwide Plaza (1-32-05)
         Columbus, Ohio  43215-2220
         Attention:  Investment Accounting

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  31-4156830

                                                         PRINCIPAL AMOUNT
                 NAME AND ADDRESS                         OF NOTES TO BE
                   OF PURCHASERS                             PURCHASED

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY    TRANCHE 1 NOTE:      $1,000,000
One Nationwide Plaza (1-33-07)
Columbus, Ohio  43215-2220
Attention:  Corporate Fixed-Income Securities
Telefacsimile:  (614) 249-4553
Confirmation:  (614) 249-7882

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Bremer Financial Corporation, 8.27% Series A Senior Notes, Tranche 1 due 2004, PPN 107015 A* 0, principal, premium or interest") to:

         The Bank of New York
         ABA #021-000-018
         BNF:  IOC566
         F/A/O Nationwide Life and Annuity Insurance Company
         Attention:  P&I Department

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

         Nationwide Life and Annuity Insurance Company
         c/o The Bank of New York
         P. O. Box 19266
         Newark, NJ  07195
         Attention:  P&I Department

         With a copy to:

         Nationwide Life and Annuity Insurance Company
         One Nationwide Plaza (1-32-05)
         Columbus, Ohio  43215-2220
         Attention:  Investment Accounting

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  31-1000740

                                                           PRINCIPAL AMOUNT
                 NAME AND ADDRESS                           OF NOTES TO BE
                   OF PURCHASERS                               PURCHASED

PROVIDENT MUTUAL LIFE INSURANCE COMPANY             TRANCHE 1 NOTE:   $1,500,000
P.O. Box 1717
Valley Forge, Pennsylvania  19482-1717
Attention:  Securities Investment Department
Telefacsimile:  (610) 407-1322

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Bremer Financial Corporation, 8.27% Series A Senior Notes, Tranche 1 due 2004, PPN 107015 A* 0, principal, premium or interest") to:

         PNC Bank (ABA #031-000-053)
         Broad and Chestnut Streets
         Philadelphia, Pennsylvania  19101

         for credit to:  Provident Mutual Life Insurance Company
         Account Number 85-4084-2176

Notices

All notices and communications requiring overnight express delivery service should be addressed to:

         1205 Westlakes Drive
         Berwyn, PA  19312-2405
         Attention:  Treasurer

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  23-0990450

                                                         PRINCIPAL AMOUNT
                 NAME AND ADDRESS                         OF NOTES TO BE
                   OF PURCHASERS                             PURCHASED

PROVIDENTMUTUAL LIFE AND ANNUITY                    TRANCHE 1 NOTE:   $1,000,000
  COMPANY OF AMERICA
P.O. Box 1717
Valley Forge, Pennsylvania  19482-1717
Attention:  Securities Investment Department
Telefacsimile:  (610) 407-1322

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Bremer Financial Corporation, 8.27% Series A Senior Notes, Tranche 1 due 2004, PPN 107015 A* 0, principal, premium or interest") to:

         PNC Bank (ABA #031-000-053)
         Broad and Chestnut Streets
         Philadelphia, Pennsylvania  19101

         for credit to: Providentmutual Life and Annuity Company of America Account Number 85-5075-4911

Notices

All notices and communications requiring overnight express delivery service should be addressed to:

         1205 Westlakes Drive
         Berwyn, PA  19312-2405
         Attention:  Treasurer

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  23-161-908-2

                                                         PRINCIPAL AMOUNT
                 NAME AND ADDRESS                         OF NOTES TO BE
                   OF PURCHASERS                             PURCHASED

TMG LIFE INSURANCE COMPANY                 TRANCHE 1 NOTE:         $2,500,000
c/o The Mutual Group (U.S.), Inc.
13890 Bishop Drive, Suite 300
Brookfield, Wisconsin  53005
Attention:  Connie Keller
Telefacsimile:  (262) 641-4022
Confirmation:  (262) 641-4055

Payments

All payments on or in respect of the Notes to be made by wire or intrabank transfer of immediately available funds to:

         Norwest Bank Minnesota, N.A.
         ABA #091000019
         BNF A/C:  0000840245
         BNF:  Trust Clearing Account
         REF:  ATTN:  Income Collections
         Account Number:  12250600
         Re:  Bremer Financial Corporation, PPN 107015 A* 0

Notices

All notices with respect to payments and written confirmation of each such payment, to be addressed to:

         TMG Life Insurance Company
         c/o The Mutual Group (U.S.), Inc.
         13890 Bishop Drive, Suite 300
         Brookfield, Wisconsin  53005
         Attention:  Tamie Greenwood
         Telefacsimile:  (262) 641-4027
         Confirmation:  (262) 641-4055

All other communications to be addressed to:

         TMG Life Insurance Company
         c/o The Mutual Group (U.S.), Inc.
         13890 Bishop Drive, Suite 300
         Brookfield, Wisconsin  53005
         Telefacsimile:  (262) 641-4027
         Confirmation:  (262) 641-4055

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  45-0208990

                                                            PRINCIPAL AMOUNT
                 NAME AND ADDRESS                            OF NOTES TO BE
                   OF PURCHASERS                                PURCHASED

BERKSHIRE LIFE INSURANCE COMPANY              TRANCHE 2 NOTE:         $1,500,000
700 South Street
Pittsfield, Massachusetts  01201
Attention:  Securities Department
Telefacsimile:  (413) 442-9763
Telephone:  (413) 499-4321

Payments

All payments on or in respect of the Notes to be made by bank wire transfer of Federal or other immediately available funds for credit to:

         Berkshire Life Insurance Company
         Account Number 002-4-020877
         The Chase Manhattan Bank, N.A.
         ABA #021000021

         With sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium or interest) to identify the source and application of such funds.

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1083480

                                                            PRINCIPAL AMOUNT
                 NAME AND ADDRESS                            OF NOTES TO BE
                   OF PURCHASERS                                PURCHASED

THE SECURITY MUTUAL LIFE INSURANCE            TRANCHE 2 NOTE:         $1,500,000
  COMPANY OF LINCOLN, NEBRASKA

200 Centennial Mall North
Lincoln, Nebraska  68508

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Bremer Financial Corporation, 8.47% Series A Senior Notes, Tranche 2 due 2006, PPN 107015 A@ 8, principal, premium or interest") to:

         National Bank of Commerce
         ABA #1040-00045
         13th and O Streets
         Lincoln, Nebraska
         Account of:  Security Mutual Life
         Account Number 40-797-624

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment to be addressed:

         The Security Mutual Life Insurance Company of Lincoln, Nebraska 200 Centennial Mall North
         Lincoln, Nebraska  68508
         Attention:  Investment Department
         Fax:  (402) 434-9599
         Phone:  (402) 434-9500

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  47-0293990

                                  DEFINED TERMS

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "ADDITIONAL NOTES" is defined in Section 2.2.

         "ADDITIONAL PURCHASERS" means purchasers of Additional Notes.

         "AFFILIATE" means, at any time, and with respect to any Person (other than a Subsidiary), (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 5% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 5% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "AFFILIATE" is a reference to an Affiliate of the Company.

         "APPLICABLE SPREAD" for the Series A Notes (and for each Tranche of Additional Notes unless otherwise provided in the related Supplement) is defined in Section 8.6. The "APPLICABLE SPREAD" for each Additional Series of Notes shall, if different from the Applicable Spread for the Series A Notes, be specified in the Supplement providing for such Additional Series.

         "BANK HOLDING COMPANY ACT" means the Bank Holding Company Act of 1956, as amended.

         "BUSINESS DAY" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in St. Paul, Minnesota are required or authorized to be closed.

         "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "CAPITALIZED LEASE OBLIGATIONS" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

         "CHANGE IN CONTROL" has the meaning set forth in Section 8.7.

         "CLOSING" is defined in Section 3.


                                   SCHEDULE B
                          (to Note Purchase Agreement)

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "COMPANY" means Bremer Financial Corporation, a Minnesota corporation.

         "CONFIDENTIAL INFORMATION" is defined in Section 20.

         "CONSOLIDATED ASSETS" means, at any time, the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

         "CONSOLIDATED DEBT" means, as of any date of determination, the total of all Debt of the Company and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

         "CONSOLIDATED NET INCOME" means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

         "CONSOLIDATED NET WORTH" means at any date all amounts which would be included under shareholders' equity, including Redeemable Class A Common Stock, on the consolidated balance sheet of the Company and its Subsidiaries in accordance with GAAP; provided, however, any trust preferred securities therein shall be included in "CONSOLIDATED NET WORTH" to the extent, but only to the extent, that the amount thereof (i) constitutes Tier One Capital and (ii) does not exceed 25% of the total amount of Tier One Capital of the Company.

         "CONSOLIDATED TANGIBLE NET WORTH" shall mean Consolidated Net Worth at any time, less "accumulated other comprehensive income" and goodwill and other intangibles at such time.

         "DEBT" means for any Person as of the date of determination thereof, without duplication, (i) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (ii) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person; (iii) all obligations of such Person constituting Capitalized Lease Obligations; (iv) all other items which, in accordance with GAAP, would be classified as liabilities on the balance sheet of such Person; (v) net liabilities of such Person under all hedging obligations; (vi) all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (vii) all obligations of such Person to purchase property or services where payment therefor is required regardless of whether delivery of such property or the performance of such services is ever made or tendered (generally referred to as "take or pay contracts"), (viii) all obligations in respect of any interest rate or currency swap, rate cap or other similar transaction (valued in an amount equal to the highest termination payment, if any, that would be payable upon termination for any reason on the date of determination), and (ix) all obligations of others similar in character to those described in clauses (i) through (viii) of this definition for which such Person has contingent liability as obligor, guarantor, surety or in any other capacity, or in respect of which obligations such Person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such Person in respect of surety bonds or similar obligations and all obligations of such Person to advance funds to, or to purchase assets, property or services in order to maintain the financial condition of such other Person, but shall not include Excluded Debt.

         "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "DEFAULT RATE" means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of any Series of Notes or (ii) 2% over the rate of interest publicly announced by Bank of America NT&SA as its "base" or "prime" rate.

         "DIVIDENDS" means any payment in cash, property or other assets upon or in respect of any shares of any class of capital stock including, without limiting the foregoing, payments as dividends and payments for the purpose of redeeming, purchasing, or otherwise acquiring any shares of any class of its capital stock, including in the term "stock" any warrant or option or other right to purchase such stock, or making any other distribution in respect of any such shares of stock; excluding, however, any distribution which may be payable solely in common stock of the corporation making the distribution.

         "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

         "EVENT OF DEFAULT" is defined in Section 11.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCLUDED DEBT" shall mean any obligation incurred in the ordinary course of its business, with respect to (i) any deposits, (ii) any banker's acceptance or letter of credit, (iii) any check, note, certificate of deposit, draft or bill or exchange, (iv) any discount with, borrowing from, or other obligation to, any Federal Reserve Bank or Federal Home Loan Bank obtained in the ordinary course of business, and not in conjunction with any "rescue loan,"
(v) any agreement, made by it to purchase or repurchase securities or loans, or to participate in loans, (vi) any transaction in the nature of an extension of credit by the Company or any Subsidiary, whether in the form of a commitment, guaranty or otherwise, undertaken for the account of a third party with the application by it of the same banking considerations and legal lending limits that would be applicable if the transaction were a loan to such party, (vii) any transaction in which the Company acts solely in a fiduciary or agency capacity,
(viii) any transaction in federal funds or (ix) other obligations to its customers as such which do not represent borrowed money.

         "FOUNDATION" means the Otto Bremer Foundation, a trust formed under the laws of the State of Minnesota.

         "FUNDED DEBT" shall mean all Debt which (i) has a final maturity more than one year from the date of creation thereof, or (ii) is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year from the date of creation thereof; provided, however, that Debt for borrowed money under any revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of more than one year from the date of creation thereof shall constitute Funded Debt, even though such Debt by its terms matures on demand or within one year from the date of creation thereof.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "GOVERNMENTAL AUTHORITY" means

                  (a) the government of

                           (i) the United States of America or any State or
                  other political subdivision thereof, or

                           (ii) any jurisdiction in which the Company or any
                  Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

         The term "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

         "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 10% of the aggregate principal amount of the Notes of any Series then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

         "LOANS OUTSTANDING" shall mean at any time, the sum of loans and direct lease financings, net of unearned income, that would be shown on a balance sheet of the Company and its Subsidiaries on a consolidated basis at such time.

         "MAKE-WHOLE AMOUNT" shall have the meaning (i) set forth in Section 8.6 with respect to any Series A Note and (ii) set forth in the applicable Supplement with respect to any other Series of Notes.

         "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Subsidiaries taken as a whole.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement (including any Supplement) and the Notes, or (c) the validity or enforceability of this Agreement (including any Supplement) or the Notes.

         "MEMORANDUM" is defined in Section 5.3.

         "MULTIEMPLOYER PLAN" means any Plan that is a multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

         "NOTES" is defined in Section 1.

         "NON-PERFORMING ASSETS" shall mean at any time (i) Loans Outstanding that are not reported on the balance sheet of the Company and Subsidiaries as accruing interest or have been classified as renegotiated pursuant to the guidelines established by the Federal Financial Institutions Examinations Council, of the Company and its Subsidiaries, plus (ii) Other Real Estate Owned at such time.

         "OTHER REAL ESTATE OWNED" shall mean at any time the value of "other real estate owned" that would be shown on a balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP as at such time.

         "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "PLAN" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

         "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         "REDEEMABLE CLASS A COMMON STOCK" means the Class A Common Stock of the Company from time to time outstanding, which has the characteristics described generally in Note O to the Company's financial statements for its fiscal year ended December 31, 1998 and more specifically in the Company's Restated Articles of Incorporation filed with the Minnesota Department of State on February 3, 1989, and which is subject to certain options to purchase by the Company and to sell by the holders thereof under various circumstances, as set forth in the Plan of Reorganization dated February 8, 1989 between the Foundation and the Company.

         "REQUIRED HOLDERS" means the holders of Notes holding more than 50% in aggregate principal amount of the Notes of each Series at the time outstanding.

         "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

         "RISK-WEIGHTED ASSETS" shall mean the value of assets of the Company and its Subsidiaries, including off-balance sheet items, as set forth from time to time in the regulations of the Board of Governors of the Federal Reserve System or the applicable regulatory authority.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

         "SENIOR DEBT" means all Consolidated Debt other than Subordinated Funded Debt.

         "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

         "SERIES" means all of the Notes of all Tranches issued pursuant to the Note Agreement or any Supplement.

         "SIGNIFICANT SUBSIDIARY" shall mean Bremer Bank, National Association (Detroit Lakes, Minnesota) and any other Subsidiary, including its Subsidiaries, which meets any of the following conditions:

                   (a) The investments of the Company and its other Subsidiaries in and advances to the Subsidiary exceed five percent of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year (for a proposed business combination to be accounted for as a pooling of interests, this condition is also met when the number of common shares exchanged by the Company exceeds five percent of its total common shares outstanding at the date the combination is initiated); or

                   (b) The Company's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds five percent of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

                   (c) The Company's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Subsidiary exceeds five percent of such income of the Company and its Subsidiaries consolidated for the most recently completed fiscal year.

         For purposes of applying the test described in paragraph (c) above:

                   (i) When a loss has been incurred by either the Company and its Subsidiaries consolidated or the tested Subsidiary, but not both, the equity in the income or loss of the tested Subsidiary shall be excluded from the income of the Company and its Subsidiaries consolidated for purposes of the computation.

                  (ii) If income of the Company and its Subsidiaries consolidated for the most recent fiscal year is at least 10 percent lower than the average of the income for the last five fiscal years, such average income shall be substituted for purposes of the computation. Any loss years shall be omitted for purposes of computing average income.

                 (iii) Where the test involves combined entities, entities reporting losses shall not be aggregated with entities reporting income.

         "SUBORDINATED FUNDED DEBT" means all unsecured Funded Debt of the Company that contains or has applicable thereto subordination provisions substantially in the form set forth below providing for the subordination thereof to other Funded Debt of the Company, including without limitation, the Notes, or such other provisions as may be approved in writing by the Required
Holders:

                           "(a) The indebtedness evidenced by the subordinated
                  notes [or debentures or other designation as may be appropriate] and any renewals or extensions thereof, shall at all times be wholly subordinate and junior in right of payment to any and all indebtedness of the Company [here insert description of indebtedness to which Subordinated Funded Debt is subordinated which in all events must include the Notes] (herein called "SUPERIOR INDEBTEDNESS"), in the manner and with the force and effect hereafter set forth:

                                    "(1) In the event of any liquidation,
                           dissolution or winding up of the Company, or of any execution, sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceeding relative to the Company or its property, all principal and interest owing on all Superior Indebtedness shall first be paid in full before any payment is made upon the indebtedness evidenced by the subordinated notes; and in any such event any payment or distribution of any kind or character, whether in cash, property or securities (other than in securities, including equity securities, or other evidences of indebtedness, the payment of which is subordinated to the payment of all Superior Indebtedness which may at the time be outstanding) which shall be made upon or in respect of the subordinated notes shall be paid over to the holders of such Superior Indebtedness, pro rata, for application in payment thereof unless and until such Superior Indebtedness shall have been paid or satisfied in full;

                                    "(2) In the event that the subordinated
                           notes are declared or become due and payable because of the occurrence of any event of default hereunder (or under the agreement or indenture, as appropriate) or otherwise than at the option of the Company, under circumstances when the foregoing clause (l) shall not be applicable, the holders of the subordinated notes shall be entitled to payments only after there shall first have been paid in full all Superior Indebtedness outstanding at the time the subordinated notes so become due and payable because of any such event, or payment shall have been provided for in a manner satisfactory to the holders of such Superior Indebtedness; and

                                    "(3) During the continuance of any default
                           with respect to any Superior Indebtedness permitting the holders thereof to accelerate the maturity of such Superior Indebtedness, no payment of principal, premium or interest shall be made on the subordinated notes, if either (i) notice of such default in writing or by telegram has been given to the Company by any holder or holders of any Superior Indebtedness, provided that judicial proceedings shall be commenced with respect to such default (x) within one hundred twenty (120) days thereafter in the case such default relates to the non-payment of principal, interest or premium on such Superior Indebtedness or (y) within 90 days after the giving of such notice in the case of any other event or condition causing such default, or (ii) judicial proceedings shall be pending in respect of such default. The holders of Superior Indebtedness shall not be entitled to give notice pursuant to this clause (3) more than once with respect to any default which was specified in such a notice and which has continued without interruption since the date such notice was given, nor shall such holders be entitled to give a separate notice with respect to any default not so specified which (to the knowledge of any holder giving such notice) was existing on the date notice shall have been given pursuant to this clause
                           (3) and which has continued without interruption from the date such notice was given. Upon receipt of any notice from the holders of Superior Indebtedness pursuant to this clause (3), the Company shall forthwith send a copy thereof to each holder of the subordinated notes at the time outstanding.

                           "(b) The holder of each subordinated note undertakes
                  and agrees for the benefit of each holder of Superior Indebtedness to execute, verify, deliver and file any proofs of claim which any holder of Superior Indebtedness may at any time require in order to prove and realize upon any rights or claims pertaining to the subordinated notes and to effectuate the full benefit of the subordination contained herein; and upon failure of the holder of any subordinated note so to do, any such holder of Superior Indebtedness shall be deemed to be irrevocably appointed the agent and attorney-in-fact of the holder of such note to execute, verify, deliver and file any such proofs of claim.

                           "(c) No right of any holder of any Superior
                  Indebtedness to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of the Company or the holders of Superior Indebtedness, or by any noncompliance by the Company with any of the terms, provisions and covenants of the subordinated notes or the agreement under which they are issued, regardless of any knowledge thereof that any such holder of Superior Indebtedness may have or be otherwise charged with.

                           "(d) The Company agrees, for the benefit of the
                  holders of Superior Indebtedness, that in the event that any subordinated note is declared due and payable before its expressed maturity because of the occurrence of a default hereunder, (i) the Company will give prompt notice in writing of such happening to the holders of Superior Indebtedness and
                  (ii) all Superior Indebtedness shall forthwith become immediately due and payable upon demand, regardless of the expressed maturity thereof.

                           "(e) The foregoing provisions are solely for the
                  purpose of defining the relative rights of the holders of Superior Indebtedness on the one hand, and the holders of the subordinated notes on the other hand, and nothing herein shall impair, as between the Company and the holders of the subordinated notes, the obligation of the Company which is unconditional and absolute, to pay the principal, premium, if any, and interest on the subordinated notes in accordance with their terms, nor shall anything herein prevent the holders of the subordinated notes from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, subject to the rights of the holders of Superior Indebtedness as herein provided for."

         "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its

Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 75% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

         "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "TIER ONE CAPITAL" shall have the meaning set forth from time to time in the regulations of the Board of Governors of the Federal Reserve System or the applicable regulatory authority.

         "TIER TWO CAPITAL" shall have the meaning set forth from time to time in the regulations of the Board of Governors of the Federal Reserve System or the applicable regulatory authority.

         "TOTAL CAPITALIZATION" shall mean the sum of Consolidated Net Worth and Consolidated Debt.

         "TRANCHE" means all Notes issued under the Note Agreement or any Supplement having the same ranking, maturity, interest rate and schedule for mandatory prepayments.

         "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.